                AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING,
                 INC. AND MANHATTAN COLLEGE FOR THE OFFERING OF
                      INTERACTIVE VIDEO CONFERENCED COURSES

                               W I T N E S S E T H

     AGREEMENT made this 23rd day of November, 1998, between MANHATTAN College with offices located at, 4513 MANHATTAN College Parkway, Riverdale, New York 10471 (hereinafter referred to as "MANHATTAN"), and Educational Video Conferencing Inc., (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Suite 504, Yonkers, New York 10710.

          WHEREAS, MANHATTAN is an institution of higher learning duly chartered and empowered to confer academic degrees by the University of the State of New York and accredited by the Middle States Association of Colleges and Schools, and,

          WHEREAS, EVC is a domestic corporation engaged in the business of providing access to such courses to consumers by way of interactive video conferencing and computer conferencing, and,

          WHEREAS, MANHATTAN and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to MANHATTAN courses to such consumers,

          NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

          1 a.) EVC shall have the right, for the duration of this agreement and any renewal hereof, to offer courses necessary to secure a graduate degree in electrical, computer and mechanical engineering; the first set of courses which shall be offered by MANHATTAN appear on Schedule I, attached hereto, and other courses will be scheduled each semester as mutually agreed between MANHATTAN and EVC; via interactive video conferencing/distance learning (hereinafter, IVC/DL), commencing January, 1999, or as soon thereafter as practicable. Said schedule is hereby incorporated by reference and made part of this agreement. Within ninety (90) days of the start of each academic semester, or summer session, if any, MANHATTAN shall provide EVC with a list of mechanical, computer and electrical engineering graduate courses that it will offer under this agreement during the next semester or summer session. Said schedule shall include at least ten (10) total course offerings during each regular academic semester and not fewer than six (6) total course offerings during each summer session, which EVC may offer to its clients.

          b.) For the purposes of this agreement, IVC/DL shall be defined as live, two way video conferencing, either over desktop computers equipped for video conferencing or video conferencing room systems, as the case may be, in which the student, located somewhere other than on MANHATTAN's campus, can see and hear the professor/instructor and the professor/instructor can see and hear the individual student. IVC/DL also shall include one-way video and two-way audio distance learning.

          c.) Unless MANHATTAN and EVC agree otherwise in writing, the minimum class size for the offering of an ITV/DL course shall be fifteen (15) students and the maximum shall be thirty (30) students in any one IVC/DL course section.

          d.) EVC reserves the right to fill IVC/DL courses through its client base. If EVC does not reach the maximum set forth in paragraph 1. c, above, MANHATTAN may fill the balance of the class by video conferencing to its own students located on MANHATTAN's campus. (Example: EVC secures twenty-five (25) student course registrations for course x, MANHATTAN could video conference to five (5) MANHATTAN students at MANHATTAN's campus).

          2. a.) EVC will provide all hardware (except personal computers, modems, keyboards and monitors), software, and video conferencing equipment (collectively referred to as "equipment") necessary to provide access for MANHATTAN courses to IVC/DL students. Students taking IVC/DL courses on desktop computers must have modern computers capable of being video enabled and function as an IVC/DL desktop system. The parties acknowledge that it is the primary goal of EVC to solicit students from corporations, governmental agencies, and institutions (hereinafter "Institutional Employers") with substantial tuition reimbursement and that EVC shall address all student use equipment issues with the Institutional Employers and their employees. In any event, MANHATTAN shall not be responsible for the cost of any equipment whatsoever at Institutional Employer locations, students' homes, or any other location not on the campus of MANHATTAN.

          b.) IVC/DL students registered for courses at MANHATTAN will be responsible to obtain all necessary textbooks, materials, or software through MANHATTAN's bookstore. MANHATTAN and EVC will not have any responsibility regarding acquisition of such textbooks, materials and software.

          c.) EVC shall identify at least one (1) Student Facilitator at each Institutional Employer site to which courses are being delivered, to serve as a liaison and contact person between the MANHATTAN Instructor and the students at that site. The Student Facilitator shall be remunerated for his/her services by EVC and shall be responsible for distribution of class materials, exam proctoring, collection of class materials, etc.

          3. All IVC/DL students shall be subject to the usual and customary admissions procedures and entrance qualifications as outlined in the MANHATTAN College catalogue applicable to the academic year of entry for such students. EVC is responsible for costs for marketing, advertising, and promotion (hereinafter, "promotional materials"), regarding EVC's offering of access to MANHATTAN courses. Unless otherwise agreed, MANHATTAN will provide brochures, catalogues, course schedules, program and course descriptions, posters, etc., to EVC for distribution to employees of EVC's corporate, governmental and institutional clients promoting the MANHATTAN programs and courses offered through EVC. MANHATTAN will be responsible for the customary printing costs for the first five hundred (500) promotional materials, such as standard catalogues, requested by EVC per semester, thereafter the parties will mutually agree upon responsibility for additional printing costs.

        4. a.) MANHATTAN shall provide rooms capable of becoming teacher stations. EVC will arrange, on behalf of MANHATTAN, for the installation and maintenance of adequate telephone lines (ISDN and regular telephone lines), and MANHATTAN agrees to reimburse EVC for all costs thirty (30) days after billing by EVC.

          b.) EVC will arrange, on behalf of MANHATTAN, for the telecommunications signal transport for video conferenced courses from teacher stations to the MCU bridge and MANHATTAN agrees to reimburse EVC for all costs thirty (30) days after receiving billing from EVC; said costs shall not exceed $1000 per course via room system video conferencing and $500 per course via desktop.

          c.) EVC assumes responsibility or cost for obtaining, providing, or paying for telecommunication signal transport for video conferenced courses from the MCU bridge to corporate locations and/or students' homes.

          d.) EVC is responsible for all multi-point bridging costs.

          5. EVC will be responsible for installing and maintaining four (4) teaching stations in the rooms provided by MANHATTAN to video conference IVC/DL courses offered through EVC, subject to enrollment. All teaching stations installed and paid for by EVC shall remain the exclusive property of EVC. EVC shall install one (1) room-based teacher station twenty (20) days after execution of this agreement. EVC reserves the right to remove such equipment upon expiration of this agreement.

          6. All equipment supplied by EVC is the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith. All classroom, course and program materials or other information supplied by MANHATTAN, and all rights and interests in said materials will remain the sole and exclusive property of MANHATTAN.

          7. a.) EVC is responsible for the necessary maintenance, repair and/or replacement of video conferencing equipment supplied to MANHATTAN for IVC/DL courses.

          b.) EVC will provide reasonably prompt service for repair or replacement of defective interactive video conferencing equipment and software as necessary.

          c.) MANHATTAN will be responsible for the reasonable costs of EVC's prompt repair and/or replacement of interactive video conferencing equipment located at MANHATTAN, which may be damaged through improper or unauthorized use.

          d.) MANHATTAN is responsible for the repayment to EVC of the cost of replacement of any EVC equipment, which is lost or stolen while in MANHATTAN's custody and control. Cost of replacement shall be defined as acquisition cost less depreciation or fair market value whichever is less.

          8. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent. Such permission shall not be unreasonably denied.

        9. a.) EVC will provide faculty development to MANHATTAN faculty reasonably required for the offering of MANHATTAN courses through EVC. Such faculty development shall include, but not be limited to, hands on training using the teaching stations installed pursuant to the agreement.

          b.) MANHATTAN shall be responsible for obtaining the services of all faculty participating in courses offered through EVC, including but not limited to said faculty's salary, benefits (if any) and verification of qualifications. EVC assumes no responsibility for any costs associated therewith.

          10. EVC shall provide site locations for IVC/DL students to participate in MANHATTAN courses. MANHATTAN assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

          11. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any courses offered hereunder. However, MANHATTAN agrees to be receptive to and consider EVC input as to course content presentation and delivery of IVC/DL courses consistent with required academic standards.

         12. EVC agrees to make every reasonable effort to maintain its equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control. EVC shall be responsible for notifying appropriate personnel at its site locations of any disruptions in services greater than one hour's duration and for re-scheduling any cancelled classes after coordination with MANHATTAN. MANHATTAN shall provide EVC, or its site coordinator, at its site locations with reasonable notice of its need to cancel any courses due to weather or any other such disruptions caused by events beyond the control of MANHATTAN.

          13. MANHATTAN hereby acknowledges that the IVC/DL programs marketed by EVC are targeted toward the non-traditional working adult student market and therefore agrees to offer IVC/DL courses at dates and times appropriate to the target market, including the hours of 8:00 a.m. to 10:00 p.m., Eastern Standard Time or Daylight savings Time, six (6) days per week - Monday through Saturday, including but not limited to, the two (2) academic semesters offered each year by MANHATTAN, i.e., Fall and Spring and summer sessions, if any. MANHATTAN shall be receptive to requests for offering courses at such other times as requested by EVC's Institutional Employers.

          14. a.) The parties hereby acknowledge that this agreement is intended by the parties to facilitate the offering of college courses, degree programs and/or courses of study.

          b.) MANHATTAN shall maintain all accreditation necessary to the offering of college courses and credits under the applicable law. Should MANHATTAN lose its accreditation at any time during the term of this agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway.

          15. Administrative Functions

          a.) MANHATTAN shall be responsible for all of its own administrative functions (admissions, academic advising, registration, financial aid, etc.) associated with the offering of IVC/DL courses through EVC.

          b.) MANHATTAN will provide to EVC all necessary administrative forms, applications, written instructions, catalogues, etc. in advance of marketing courses to any organization. It is understood by the parties that EVC is merely a conduit and assumes no liability whatever for the accuracy or correctness of the information in said forms provided by MANHATTAN nor for return of any of the aforesaid documents to MANHATTAN. Request by EVC for bulk copies of such printed material shall be in accordance with paragraph 3.

          16. Fees

     a.) MANHATTAN shall pay to EVC, on the 15th day of each month, [*] of the gross tuition actually collected by MANHATTAN the preceding month, from any source whatever, from or on behalf of any student employed by an Institutional Employer customer of EVC registered for and attending accredited college degree courses being offered through EVC's, said payments to commence the month immediately following the collection of any such tuition by MANHATTAN. All checks for courses taken will be made out to MANHATTAN.

          b.) EVC shall have the right, on a semi-annual basis, to examine the books and records of MANHATTAN, pertaining to all students taking courses through EVC, in order to audit any accounts due and owing the respective parties. MANHATTAN shall have the right to audit EVC accounts for students taking MANHATTAN courses on the same basis. MANHATTAN is subject to the Family Educational Rights and Privacy Act (FERPA) and certain student records may not be disclosed or released by MANHATTAN to EVC or other third parties unless appropriate waivers pursuant to paragraph 16.d are on file at MANHATTAN.

          c.) MANHATTAN will supply EVC with a list of all students who have applied to MANHATTAN, and/or registered, for courses through EVC on a regular continuing basis to facilitate effective communication between the parties. Said list to include as available, each student's name, address, telephone number, social security number, registration, financial aid loans and payment status. This listing will be updated by MANHATTAN as necessary. EVC shall provide to MANHATTAN updated information relating to MANHATTAN students on the same continuing basis.

          d.) EVC shall require that each student registering for a course offered through EVC, sign a waiver and release granting EVC access to said student's records, said waiver and release form to be provided to MANHATTAN by EVC, the format of which shall be subject to MANHATTAN's approval, which approval shall not be unreasonably withheld. Said waiver shall also hold MANHATTAN harmless for any loss, claim, damage, liability or injury arising from release of such student records.

          e.) Within THIRTY (30) DAYS of the completion of each Fall, Spring, and Summer Semester, MANHATTAN shall present to EVC, in writing, any requests for adjustments or credits on monies already paid to EVC, which credits or adjustments have been made necessary by an EVC student having dropped a course, bounced a check, etc. EVC will credit any such valid adjustment to MANHATTAN's account within forty-five (45) days immediately following such request by MANHATTAN.

          f.) Students registering for MANHATTAN courses through EVC who are employed by an Institutional Employer customer of EVC which have a tuition reimbursement policy for their employees shall be eligible for tuition deferment from MANHATTAN until completion of the course, thereby enabling said students to register for MANHATTAN courses through EVC without payment of tuition or fees up front. Said students shall be required to sign a tuition payment guarantee providing that they are fully responsible for 100% of all tuition in the event that, for any reason, they are not reimbursed by their employer. EVC shall provide to MANHATTAN, for each participant, a copy of a completed and signed EVC Registration Form, a copy of a completed and signed MANHATTAN Registration Form, and a copy of a completed corporate tuition reimbursement form signed by the student and an authorized supervisor.

          g.) Students registering for MANHATTAN courses offered through EVC who are not employed by an Institutional Employer customer of EVC providing tuition reimbursement to their employees shall be required to pay tuition and fees up front when registering.

[*] Confidential portion

          17. MANHATTAN will provide a minimum of four (4) dedicated rooms which will accommodate teaching stations in order to facilitate IVC/DL courses marketed by EVC emanating from its campus and will grant EVC, its agents and subcontractors, reasonable access to said facilities as is required for proper installation, operation, maintenance and repair of all equipment contemplated herein, including but not limited to IVC/DL equipment. Said room shall be of adequate size (approximately 10 feet by 16 feet), to house all IVC/DL equipment, have adequate electrical, air conditioning, lighting, etc., and be otherwise suitable for use as a video conferencing teacher station. Said rooms will be provided one at a time subject to registration demand.

          18. MANHATTAN's College Relations Department will provide reasonable cooperation with EVC in promoting EVC/MANHATTAN Telecommute to College Program and the IVC/DL courses offered through EVC.

          19. MANHATTAN and EVC will, whenever practicable, cooperate in applying for and obtaining, any grants, awards, stipends, fellowships, etc., relating to this agreement, which are mutually beneficial to the parties.

          20. MANHATTAN shall maintain academic control over all courses and will be receptive to EVC input as to IVC/DL presentation.

          21. MANHATTAN will assign at least one person who at all times will act as liaison between MANHATTAN and EVC.

          22. Term of Agreement

          a.) The basic term of this agreement shall be FOUR (4) YEARS.

          b.) The parties hereby acknowledge the necessity for allowing IVC/DL students continuity and ongoing access to courses and programs, so long as there is adequate registration.

          c.) In light of the foregoing, the parties agree that commencing January 1, 2000, and every January 1st thereafter, this agreement shall automatically be extended for an additional period of ONE (1) YEAR, subject to the conditions hereinafter contained.

          d.) In the event that either party should desire not to automatically extend this agreement, then and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than April 1 of any given year, after which the agreement will not be extended for an additional ONE (1) YEAR, but will have only the three (3) YEARS of the existing term remaining.

          23. MANHATTAN shall have the right to offer courses via IVC/DL on its own to Institutional Employer and/or the employees of any Institutional Employer not under contract with EVC. In such event, EVC shall not have any obligation to market, provide any services or equipment, permit the use of EVC's equipment, or incur any costs in connection with such offerings.

          24. a.) MANHATTAN agrees that, for the duration of this agreement and any extensions hereof, as well as for a period of ONE (1) YEAR immediately following any termination or expiration thereof, MANHATTAN will not independently video conference or computer conference its college courses or programs under this contract to EVC students, clients or their employees.

          b. ) Notwithstanding anything to the contrary in paragraph 24. a, above, MANHATTAN may independently video conference courses under the terms of this agreement to an EVC corporate client after the second year of this agreement, only if no employees of said corporate client are enrolled in two
(2) of MANHATTAN courses in the previous semester. In such case, MANHATTAN must notify EVC, after the second year of this agreement, of its intention to independently video conference courses to an EVC corporate client and provide EVC with eight (8) months to remedy the shortage in enrollment from that specific corporate client. In the event that EVC does not remedy the enrollment shortage, MANHATTAN could only independently video conference to that specific EVC client and only after two (2) years and eight (8) months from the execution of this agreement.

          25. The parties agree that neither party shall disclose the terms of this agreement without the prior written permission of the other party.

          26. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

          27. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

          28. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

          29. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

          30. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

          31. This agreement shall be binding on the respective parties' heirs, successors, and assigns.

          32. The parties agree that any disputes or disagreements arising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in White Plains, New York, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

          33. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

     In witness whereof the parties have hereunto set their hands and seal the date first appearing above.

MANHATTAN COLLEGE

By:    /s/
   --------------------------------
         Brother Thomas Scanlon
         President

EDUCATIONAL VIDEO CONFERENCING, INC.

By:    /s/
   ---------------------------------
         John J. McGrath, Ph.D.
         President

                                   SCHEDULE 1

                             SPRING, 1999 SEMESTER
                             IV/DL COURSE OFFERINGS

                      ELECTRICAL AND COMPUTER ENGINEERING
                      -----------------------------------

COURSE #            COURSE TITLE                             SOFTWARE                 PREFERRED
                                                             NEEDED                   DAY/TIME
ELEG-727            Computer Networks                        None                     Wednesday
                                                                                      6:30-9:20

ELEG-710            Probability and Stochastic Processes     MathCad                  Tuesday
                                                                                      6:30-10:20

ELEG-762            Modeling and Stimulation                 None                     Thursday
                                                                                      6:30-9:20

ELEG-728            Operating Systems                        None                     Monday
                                                                                      6:30-9:20

ELEG-795            Object Oriented Software Design Using    C++Compiler              Monday-Thursday
                                                                                      (time-open)

                             MECHANICAL ENGINEERING
                             ----------------------

MECG-505            Nummerical Methods in Engineering*                                Monday
                                                                                      5:30-8:20

MECG-741            Production Engineering                                            Monday
                                                                                      8:30-11:20

MECG-741            Introduction to Aerodynamics                                      Wednesday
                                                                                      6:30-9:20

MECG-707            Conduction Heat Transfer                                          Thursday
                                                                                      6:30-9:20

MECG-741             Project Economics                                                Wednesday
                                                                                      6:30-9:20

MECG-704             Computational Fluid Mechanics                                    Open

MECG-513              Applied Heat Transfer                                           Open

MECG-510              Finite Element Method                                           Open

*Only for IVC/DL sites with access to SDRC 1-DEAS Master Series Software